UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐          Definitive Proxy Statement

☐          Definitive Additional Materials

☐          Soliciting Material Under Rule 14a-12

WAUSAU PAPER CORP.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
JOHN S. KVOCKA
GEORGE PATRICK MURPHY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED FEBRUARY 11, 2013

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

___________________, 2013

Dear Fellow Wausau Shareholder:

Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”) and the other participants in this solicitation (collectively, “Starboard” or “we”) are the beneficial owners of an aggregate of 7,303,535 shares of common stock, no par value per share (the “Common Stock”), of Wausau Paper Corp., a Wisconsin corporation (“Wausau” or the “Company”), representing approximately 14.8% of the outstanding shares of Common Stock of the Company.  We have nominated a slate of highly qualified director candidates for election at Wausau’s upcoming 2013 annual meeting of shareholders (the “Annual Meeting”).  We did so because we believe the current board of directors (the “Board”) has failed to represent the best interests of shareholders and because we believe that the individuals we have nominated are highly qualified, capable and ready to serve shareholders to help make Wausau a stronger, more profitable, and ultimately more valuable company.

Starboard is an investment management firm that seeks to invest in undervalued and underperforming public companies.  Our approach to such investments is to actively engage and work closely with management teams and boards of directors in a constructive manner to identify and execute on opportunities to unlock value for the benefit of all shareholders. Starboard has established a strong track record of creating shareholder value at many public companies over the past ten years.

Since reaching a settlement with Wausau on February 10, 2012 (the “2012 Settlement”), pursuant to which two highly qualified candidates we recommended,  Michael C. Burandt and Charles E. Hodges, were elected to the Board, we have continued to communicate our views to the Board regarding how best to maximize shareholder value.  In a private letter and numerous conversations with representatives of the Company, we have clearly articulated our view that the current Board collectively lacks sufficient industry experience (aside from Messrs. Burandt and Hodges) and that in order to maximize value for shareholders, the Company needs to either (i) sell the non-core, money-losing Technical Paper business, focus on the Tissue business, and reduce redundant overhead costs, or (ii) sell the entire Company. We have been consistently clear that both of these options should be fully explored.

Unfortunately, it has become clear to us that unless faced with an impending proxy contest, the current Board has been unwilling to explore value maximizing alternatives for the Company and has instead only been interested in maintaining the status quo.  We have therefore been left with little choice but to seek additional Board representation.  For example, it was only after several public letters from Starboard last year, and while facing a potential proxy contest, that the Company took the minimum action necessary to avoid such a contest by selling only the Print & Color portion of its Paper segment, as well as its non-core timberland assets.  This was despite years of communications from shareholders and research analysts suggesting the Company exit its money losing operations, cease committing capital to its Paper segment, and focus on its highly profitable Tissue business. Similarly, despite the continued underperformance of the Technical Paper business and our regular communications with certain Board members over the past year since the 2012 Settlement, the Board remained unwilling to commit to exploring value maximizing alternatives for either the Technical Paper business or the entire Company.  The Company instead focused on trying to grow revenue in the Technical Paper business, resulting in deteriorating financial performance and substantial losses.  It was not until faced with another proxy contest, after having received a courtesy copy from us of a letter to the Board and a nomination letter that we were about to make public, that the Board decided to hastily react later that same day and announce that the Company is exploring strategic alternatives for its Technical Paper business.  We strongly believe that meaningful change on the Board is critical to ensure that the Company does not return to its past practices of complacent oversight and reactionary measures.  Moreover, we believe that management and certain members of the Board may be conflicted in objectively assessing a sale of the Technical Paper business, because if it is sold it will be difficult to justify maintaining management and Board functions in Wisconsin, where management and certain Board members are currently located, given that the Tissue business operates out of Ohio and Kentucky.

We believe significant representation on the Board is required at this juncture and will help shareholders to realize maximum value for their investment in the Company.  We are therefore seeking your support at the Annual Meeting to elect three director candidates in order to ensure that the interests of the shareholders, the true owners of the Company, are appropriately represented in the boardroom at all times.  These director candidates are committed to (i) more proactively addressing opportunities to enhance shareholder value and (ii) seeking to expand the Company’s current exploration of strategic alternatives for the Technical Paper business to include all strategic alternatives that could maximize shareholder value, including a sale of the entire Company.  Only in this way do we believe that the Board can truly assess the value that could be realized from a sale of the entire Company against the potential risk-adjusted value of selling the Technical Paper business and keeping the Tissue business as a stand-alone public company.

The Company has a classified Board, which is currently divided into three classes.  The terms of three directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our nominees in opposition to the Company’s three director nominees for terms ending in 2016.  Starboard believes that any attempt to decrease the size of the current Board or the number of directors up for election at the Annual Meeting would constitute an improper manipulation of Wausau’s corporate machinery.  Your vote to elect our nominees will have the legal effect of replacing the three incumbent directors with our nominees.  If elected, there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to enhance shareholder value.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today.  The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the shareholders on or about __________, 2013.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support.

Jeffrey C. Smith
Starboard Value and Opportunity Master Fund Ltd

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of Starboard’s proxy materials,
please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, N.Y. 10022
(212) 297-0720
Shareholders Call Toll-Free at: 877-869-0171
E-mail: info@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED FEBRUARY 11, 2013

2013 ANNUAL MEETING OF SHAREHOLDERS
OF
WAUSAU PAPER CORP.
_________________________

PROXY STATEMENT
OF
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard LLC”), Starboard Value LP (“Starboard Value LP”), Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Mark R. Mitchell, and Peter A. Feld (collectively, “Starboard” or “we”) are significant shareholders of Wausau Paper Corp., a Wisconsin corporation (“Wausau” or the “Company”), owning approximately 14.8% of the outstanding shares of common stock, no par value per share (the “Common Stock”), of the Company.  We are seeking representation on the Board of Directors of the Company (the “Board”) because we believe that the Board could be improved with directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock shareholder value.  We are seeking your support at the annual meeting of shareholders scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on _______, _______, 2013 at __:__ _.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
To elect Starboard V&O Fund’s director nominees, John S. Kvocka, George Patrick Murphy and Jeffrey C. Smith, (each a “Nominee” and, collectively, the “Nominees”) to serve until the 2016 annual meeting of shareholders and until their respective successors are duly elected and qualified;

2.	To vote on an advisory, non-binding “say-on-pay” resolution that approves the compensation of Wausau’s executive officers (the “Say-on-Pay Proposal”);

3.	To ratify the audit committee’s preliminary selection of Deloitte & Touche LLP as the Company’s independent auditor for the 2013 fiscal year; and

4.	To conduct any other business that properly comes before the Annual Meeting.

As of the date hereof, the members of Starboard and the Nominees collectively own 7,303,535 shares of Common Stock.  We intend to vote such shares of Common Stock FOR the election of the Nominees, [FOR/AGAINST] the approval of the Say-on-Pay Proposal,* [FOR] the ratification of Deloitte & Touche LLP as the Company’s independent auditor for the 2013 fiscal year, as described herein.

The Company has set the close of business on __________ ___, 2013 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 100 Paper Place, Mosinee, Wisconsin 54455.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were [_________] shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY STARBOARD AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH STARBOARD IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

STARBOARD URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE proxy card are available at
[_______________________]

______________________________

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Starboard urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Starboard, c/o Okapi Partners LLC (“Okapi Partners”) in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our Nominees only on our WHITE proxy card.  So please make certain that the latest dated proxy card you return is the WHITE proxy card.

OKAPI PARTNERS LLC 437 Madison Avenue, 28th Floor New York, N.Y. 10022 (212) 297-0720 Shareholders Call Toll-Free at: 877-869-0171 E-mail: info@okapipartners.com

Background to the Solicitation

The following is a chronology of material events leading up to this proxy solicitation.

•
On July 28, 2011, Starboard filed a Schedule 13D disclosing a 6.3% stake in Wausau and stating that it had delivered a letter the same day to the then President and CEO, Thomas J. Howatt, and the Board.  In the letter, Starboard stated its belief that despite the continued success and positive trajectory of the Company’s Tissue business, the Company is deeply undervalued and Starboard believes opportunities exist to significantly improve shareholder value.  Starboard expressed its concern regarding the continued lack of profitability and low return on invested capital for Wausau’s Paper business while also questioning the size, timing, and potential return from the Company’s planned large-scale Tissue business expansion project.  In particular, Starboard observed that the planned borrowing associated with the expansion exposed Wausau to a serious risk of violating its maximum borrowing capacity under its credit agreement.

•
On October 3, 2011, Starboard delivered a follow-up letter to Mr. Howatt and the Board to convey its updated thoughts after having met with management in late August.  In the letter, Starboard stated its concern that, as currently conceived, the Company’s Tissue expansion project requires Wausau to take on significant additional debt, which in turn would dramatically increase the risk profile for Wausau’s shareholders.  Starboard urged Wausau to finance the Tissue expansion project by divesting certain non-core assets, including the underperforming Paper business, the Company-owned timberlands and the hydroelectric assets.  Starboard believed this would allow the Company to unlock significant unrealized value for shareholders, remove the drain of the losses in the Paper business and at the same time significantly reduce risk by allowing Wausau to finance the Tissue expansion project without taking on additional debt.  Starboard further stated its concern that the recently announced headcount reductions at Wausau’s Brokaw mill would not be enough to turn the Paper segment around, and that instead Wausau should be proactive and immediately explore a sale of the Paper business.  Starboard also stated it looked forward to engaging in productive and constructive dialogue with the Board and management of the Company to change and improve the composition of the Board to ensure that the best interests of all shareholders are properly represented. Finally, Starboard stated that it remained confident that the Company was deeply undervalued and that opportunities existed to significantly improve value for shareholders based on actions within the control of management and the Board.

•
On October 20, 2011, Wausau announced that Mr. Howatt would retire as CEO and would become Chairman of the Board, replacing former CEO and longtime Chairman San W. Orr, Jr., who would retire from the Board.  Henry C. Newell, Wausau’s Executive Vice President and Chief Operating Officer, would succeed Mr. Howatt as CEO.

•
On December 7, 2011, Wausau announced its entry into an asset purchase agreement for the sale of its premium Print & Color brands to Neenah Paper, Inc. of Alpharetta, Georgia for a cash payment of $21 million in consideration for the brands and certain related manufacturing equipment. Wausau further announced that on December 7, 2011, the Board had approved the closure of the Brokaw, Wisconsin paper mill.

•
On December 16, 2011, the Company announced entry into definitive agreements for the sale of its remaining timberland holdings, totaling approximately 80,200 acres located in Northern Wisconsin, for $42.9 million.

•
On January 11, 2012, Starboard delivered a third letter to the Board and the Company’s newly appointed CEO, Mr. Newell.  In the letter, Starboard stated that while Wausau’s decisions to sell its Print & Color brands and close its Brokaw, Wisconsin mill are steps in the right direction, the Company’s evaluation of strategic alternatives should not end there and the Board should retain a reputable financial advisor to evaluate all alternatives to maximize value, including a potential sale of the Paper segment or the Company as a whole.  Starboard noted that the Company had a history of failing to achieve its financial targets in the Paper segment, as evidenced by the Company’s admission that its Print & Color franchise had not earned acceptable returns since 2002 and was operating at a significant financial loss prior to its sale.  Starboard therefore seriously questioned whether continuing to invest in the Specialty Products business (also known as the Technical Paper business), rather than including it as part of a broad strategic alternatives review, is the best use of shareholder capital and management time and attention.  Starboard also noted there was evidence that a sale process could generate sufficient interest in a transaction as it was Starboard’s understanding that numerous potential buyers had previously expressed a desire to acquire the Tissue business or the Company as a whole, but that the Company had not been willing to engage in discussions in furtherance of a negotiated transaction.  Starboard stressed its firm belief that shareholder representation on the Board is crucial to ensuring impartiality and a clear focus on the best interests of all shareholders.  Starboard also noted that they had identified several highly qualified, independent directors with significant and successful experience in the tissue and paper industries who can bring a fresh perspective into the boardroom and can be extremely helpful in evaluating and executing on initiatives to create value at Wausau.  Starboard stressed it remained open to working with the Company to reconstitute the Board with individuals capable of critically analyzing important strategic initiatives, such as the potential sale of the Paper segment or the Company as a whole, and the expansion of the Tissue business into new areas of the away-from-home market.

•
On February 10, 2012, Starboard and Wausau entered into a Settlement Agreement (the “Settlement Agreement”).  Pursuant to the terms of the Settlement Agreement, Wausau agreed, among other things, to nominate Charles E. Hodges and Michael C. Burandt for election to the Board at the 2012 annual meeting of shareholders of the Company in the class of directors with terms expiring at the 2015 annual meeting and to allow Starboard to recommend substitute directors in the event either of Messrs. Hodges and Burandt is unable to serve as a director, resigns or is removed as a director prior to the Annual Meeting, as long as Starboard continues to meet certain beneficial ownership requirements.  Wausau also agreed within 30 business days following the 2012 annual meeting to establish a committee of the Board to advise the Board with respect to operations of, and investments and capital spending in, the Company’s business.  Such committee would remain in effect until at least the conclusion of the Annual Meeting and would include Messrs. Hodges and Burandt.  Under the Settlement Agreement Starboard agreed to abide by certain “standstill provisions,” including making public statements about Wausau or nominating director candidates, until January 7, 2013.

•	On August 21, 2012, Starboard filed an amendment to its Schedule 13D disclosing 11.7% ownership of Wausau’s Common Stock.

•
On August 27, 2012, Starboard delivered a private letter to the Board stating that having reviewed second quarter 2012 earnings results of the Company, it remained concerned with the continued underperformance of the Technical Paper business and believed that it was a distraction, given the important transition underway in the Tissue business.  Starboard noted that the Company had spent close to $100 million in capital expenditures in the Technical Paper business since 2005, including a recent $27 million machine rebuild at its Brainerd, Minnesota facility.  Starboard noted that over that time revenue for the Technical Paper business had been stagnant, and that numerous leading paper companies were entering the market and could be expected to compete aggressively, taking market share and driving pricing and margins down for Wausau’s Technical Paper business, and yet management somehow expected to return to profitability by filling its new capacity by significantly growing revenue.  Starboard stressed that it believed that Wausau remained meaningfully undervalued and that much more could be done to unlock significant value for the benefit of all shareholders. Specifically, Starboard emphasized that now was the time for the Board to explore a sale of the Company’s Technical Paper business in order to focus singularly on Wausau’s leading and highly valuable Tissue business.

•
On September 19, 2012, following Wausau’s Analyst Day in New York, in which Wausau laid out its business plan and expectations for the Tissue and Technical Paper businesses, Wausau’s management team met with Starboard at Starboard’s offices.  Wausau’s attendees included Mr. Newell, SVP and CFO, Sherri Lemmer, Director of Investor Relations, Perry Grueber, SVP of Tissue, Matthew Urmanski, and SVP of Paper, Michael Nelson.   Wausau and Starboard discussed the Company’s strategy for each of its business lines and for capital allocation.  Starboard reiterated that while it was excited by the Company’s opportunities in the Tissue business, it remained highly concerned that the non-core Technical Paper business could not earn acceptable returns on capital and would continue to underperform due to increasing competition and low utilization.  Starboard expressed that Wausau’s plan to fix its utilization problem by significantly growing revenue was unrealistic, given the past performance of the Technical Paper business and the slow growth and competitive nature of the market in which it competes.  Starboard further emphasized that now was the time to explore a sale of the Technical Paper business, while there would likely be strategic buyers with substantial interest that are better able to manage Wausau’s assets, rather than wait until those players have already commoditized the market.  Starboard noted that it had expressed each of these points previously and repeatedly in phone calls and meetings with Wausau’s Chairman Tom Howatt, including during settlement discussions in late 2011 and early 2012.  Wausau reiterated its conviction that it would achieve margin improvement and better utilization in the Technical Paper business by growing revenue, particularly in the Industrial & Tape market.  During this meeting it appeared clear that management was strongly committed to remaining in the Technical Paper business and showed no sign of any willingness to explore a sale of this business.

•	On September 26, 2012, Starboard filed an amendment to its Schedule 13D disclosing 13.4% ownership of Wausau’s Common Stock.

•
On September 30, 2012, less than two weeks after presenting its growth plan for the Technical Paper business at its Analyst Day, Wausau announced that it would miss its expectations for the quarter ended September 30 due to underperformance in its Technical Paper business.  Following this report, Mr. Smith called Mr. Howatt to express Starboard’s growing frustration with the underperformance of the non-core, money-losing Technical Paper business, as well as management’s inability to realistically forecast that businesses sales and earnings, and to reiterate Starboard’s strong desire for the Company to explore a sale of the non-core, money-losing Technical Paper business.  In a series of phone calls with Mr. Howatt, Mr. Smith reiterated that: (i) Starboard was highly concerned with the underperformance of the Technical Paper business, (ii) Starboard believed the Technical Paper business should be sold in the near term, (iii) as part of a process to sell the Technical Paper business, the Company should hire a reputable investment bank to explore all alternatives, including a potential sale of the entire Company, (iv) if the Company becomes a pure-play Tissue business, it should reduce duplicative overhead costs and relocate its headquarters closer to its Tissue business operations, and (v) Starboard believed the Board still lacked independent members with the necessary experience and impartiality to oversee this crucial transition and help the Company execute on opportunities in the Tissue business.  Mr. Smith indicated that if the Company and Starboard could not reach an agreement that provides for the addition of new, highly qualified directors, Starboard intended to nominate candidates for election as directors at the Annual Meeting.

•	On October 16, 2012, Starboard filed an amendment to its Schedule 13D disclosing 14.4% ownership of Wausau’s Common Stock.

•
Between December 1, 2012 and December 30, 2012, Mr. Smith called Mr. Howatt a number of times to reiterate that Starboard remained concerned about the non-core, money-losing Technical Paper business and to remind Mr. Howatt that the “standstill provisions” in the Settlement Agreement would expire the following month and that Starboard intended to nominate candidates for election at the Annual Meeting.

•	On January 7, 2013, the “standstill provisions” under the Settlement Agreement expired.

•
In light of the impending deadline for nominating candidates to the Board at the Annual Meeting, on the morning of January 11, 2013, Starboard delivered a letter to the Company (the “Nomination Letter”) nominating John S. Kvocka, George Patrick Murphy and Mr. Smith (the “Nominees”) for election to the Board at the Annual Meeting.

•
Also, on the morning of January 11, 2013, Starboard sent the Board a letter (the “January 11 Letter”) and, as a courtesy,  informed Mr. Howatt of Starboard’s intention to make the January 11 Letter public shortly thereafter in a press release that would also disclose Starboard’s nominations.  In the January 11 Letter, Starboard reiterated to the Board that the Company remained meaningfully undervalued and much more could be done to unlock significant value for the benefit of all shareholders.  Specifically, Starboard repeated its continued belief that the Company should explore a sale of its struggling Technical Paper business in order to focus singularly on its leading and highly valuable Tissue business.  Starboard also stated that in order for the Board to fully and fairly evaluate a sale of the Technical Paper business, it must also consider all strategic alternatives, so that it could compare the value that could be realized from a sale of the entire Company against the potential risk-adjusted value of selling the Technical Paper business and keeping the Tissue business as a stand-alone public company.

•
Upon receiving the January 11 Letter, and within minutes of Starboard’s planned public release of the January 11 Letter, during a courtesy call Mr. Smith had placed to Mr. Howatt, Mr. Howatt urged Starboard to hold off from issuing the release, stating that he would speak to the Board and then call Starboard back later in the day.  Mr. Howatt led Mr. Smith to believe that he was calling the other members of the Board to discuss the January 11 Letter and director nominations, in order to determine whether the Board could make more accommodations to move towards a mutually agreeable settlement prior to Starboard having to disclose the January 11 Letter and nominations publicly.  Starboard was hopeful an amicable resolution could be worked out to avoid a proxy contest, as had occurred the previous year, and agreed to delay issuing the press release.

•
Around 3:00 pm on Friday, January 11, 2013, Mr. Howatt called Starboard again and stated that he was still waiting to hear from a number of Board members and asked if it would be okay to call Starboard in a little over an hour.

•
At 4:45 pm on Friday, January 11, 2013, Mr. Howatt informed Starboard that the Board was unwilling to negotiate further and instead the Company would be issuing a press release momentarily disclosing its intention to pursue a sale of the Technical Paper business.

•
Around 5:00 pm on Friday, January 11, 2013, the Company issued a press release stating it had commenced a process to identify strategic alternatives for its Paper Segment that will position the Company to focus its management efforts on continuing the growth of its highly successful Tissue business.

•
On the morning of January 14, 2013, Starboard delivered a follow-up letter to the Board (the “January 14 Letter”) and issued a press release setting forth the sequence of events that led to the Company’s late-Friday announcement regarding a sale process for the Company’s Technical Paper business, as described above.  Also in the January 14 Letter, Starboard stated its belief that the bad faith on the part of Mr. Howatt, combined with the Company’s history of failed commitments and poor execution, demonstrated that the Board lacked the objectivity to act in the best interest of shareholders and was urgently in need of new independent directors.  Starboard further stated in the January 14 Letter that any sincere plan to maximize value for the Company needed to include a holistic review of all strategic alternatives and that only then can the Board compare the value that could be realized from selling the entire company with the risk-adjusted value of selling the Technical Paper business and leaving the Tissue business as a stand-alone public company.  Despite the events of January 11, 2013 described above, Starboard stated in the January 14 Letter it was ready and willing to continue to have an open dialogue with the Board with every intention of reaching a mutually agreeable solution, but was also prepared to move forward with an election contest in order to ensure that the best interests of all shareholders are represented on the Board.

•
On January 15, 2013, the Company issued a press release with the full text of a response letter the Company delivered to Starboard the same day.  In its response letter, the Company denied that its announcement of the commencement of a sales process for the Paper Segment was made in reaction to Starboard’s January 11 Letter.

•
On February 1, 2013, Starboard sent a letter to the Board in which Starboard expressed its desire to increase its equity ownership stake in the Company and requested an exemption be granted to Starboard and its affiliates under the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, as successor to Harris Trust and Savings Bank, dated as of October 21, 1998, as amended on August 22, 2000 and October 17, 2008 (the “Poison Pill”).  The Poison Pill has a 15% ownership limitation.  Starboard’s exemption, if granted, would permit Starboard and its affiliates to acquire beneficial ownership of up to 19.99% of the outstanding shares of Common Stock.  In a Schedule 13D amendment filed by Starboard on February 5, 2013, Starboard questioned the Company’s rationale and need for adopting and extending its Poison Pill since there are certain anti-takeover provisions under both Wisconsin law and the Company’s articles of incorporation that it believes should adequately guard against any potential abusive tactics by third parties to gain control of the Company. Starboard noted that the Poison Pill had never been put to a vote of shareholders and was unilaterally implemented by the Board.

REASONS FOR THE SOLICITATION

We are soliciting your support to elect our Nominees at the Annual Meeting because we have little confidence that the Board, as currently composed, has the objectivity and commitment to take the steps necessary to enhance shareholder value at Wausau.

WE BELIEVE WAUSAU SHOULD IMMEDIATELY EXIT THE TECHNICAL PAPER BUSINESS AND REVIEW ALL AVAILABLE STRATEGIC ALTERNATIVES

Over the past year and a half we have repeatedly communicated to the Board our belief that Wausau should explore a sale of its non-core, money-losing Technical Paper business or the entire Company.  Since reaching the Settlement Agreement with the Company in February 2012, in accordance with the accompanying standstill, Starboard has communicated privately with the Board and management regarding our views on how best to maximize shareholder value.  Starboard has made its position clear that in order to maximize value for shareholders, the Company needs to either (i) sell the Technical Paper business, focus on the Tissue business, and reduce redundant overhead costs, or (ii) sell the entire Company.  Starboard has insisted that both of these options should be fully explored.  Unfortunately, despite the continued underperformance of the Technical Paper business and our regular communications with the Board, the Company would not commit to exploring value maximizing alternatives for the Technical Paper business and the entire Company.  Instead, the focus appears to have been on trying to grow revenue in the Technical Paper business, resulting in deteriorating financial performance and substantial losses.

Accordingly, as outlined above, early on Friday, January 11, 2013, Starboard delivered the January 11 Letter to the Board, informing the Board that we intended to make such letter public shortly thereafter, together with our nomination of our three highly-qualified Nominees at the Annual Meeting.  Over the four weeks immediately preceding the January 11 Letter, with the impending nomination deadline and expiration of our standstill under the Settlement Agreement, Starboard had numerous private discussions with the Board in an attempt to avoid a proxy contest at the Annual Meeting.  Given that the Company had ignored our repeated advice to explore strategic alternatives, as well as our concerns with the lack of industry experience among the Company’s independent directors (other than the two directors placed on the Board through the Settlement Agreement), Starboard stressed the need to significantly reconstitute the Board by adding independent directors with substantial industry experience.  We felt these changes were critical because of our belief that the current Board may be unwilling to follow through on a sale of the non-core, money-losing Technical Paper business, make sure redundant corporate overhead costs are removed, or explore a sale of the entire Company.  Despite Starboard’s best efforts a mutually agreeable resolution was not reached and on the morning of January 11, 2013, we sent the Board the January 11 Letter.  As further outlined in the “Background to the Solicitation” section above, the Board persuaded Starboard to delay the public release of the January 11 Letter and in the meantime issued a press release announcing the initiation of a sales process for the Paper business.

This sequence of events makes us seriously question both the motivation behind the Board’s actions and its sense of urgency and commitment to execute on its stated intentions.  Starboard has long advocated for a plan to exit the Paper business and focus on Tissue, but also believes that any sincere plan to maximize value for the Company needs to include a holistic review of all strategic alternatives.  Only then can the Board compare the value that could be realized from selling the entire Company with the risk-adjusted value of selling the Technical Paper business and leaving the Tissue business as a stand-alone public company.  In our view, the hasty actions taken by the Board late on the afternoon of Friday, January 11, 2013 to announce the exploration of a sale of the Technical Paper business only after our letter was about to become public and without first fully determining the best course to maximize value for the Company demonstrate that the Board is willing to do only as little as possible to try to avoid an election contest, rather than what is in the best interest of its shareholders.

Moreover, the fact that the Board is willing to take action only when under immediate pressure is highly concerning and calls into question the sincerity of the Company’s announcement that it has commenced a process to explore alternatives for the sale of the Technical Paper business.  The events described above suggest that without our action to begin an election contest by nominating a slate of directors, the Company may not have announced its intention to explore a sale of its Technical Paper business.  The fact that this announcement was made on a Friday at 5:00 pm, in a hastily drafted press release with minimal information, leads us to believe that this announcement would likely not have been made without the external pressure of a pending election contest.

History further demonstrates that without substantial pressure, specifically an impending proxy contest, Wausau’s Board has consistently shown that it is unwilling to make the difficult decisions necessary to improve shareholder value.  Prior to Starboard’s involvement, from 2005 through 2010, Wausau spent over $100 million of capex in machine upgrades and $150 million in restructuring charges attempting to “turn around” its failing paper businesses, not to mention substantial management time.  In fact, even despite substantial losses in its paper businesses, going back as far as the year 2000, as well as years of criticism from shareholders and research analysts, Wausau continued to follow its flawed strategy and showed a complete lack of urgency to make any substantive changes.  This frustration was recently highlighted in a research report by a highly-respected sell-side analyst in the paper and packaging sector:

Sadly, the turnaround case in technical papers is looking like last decades’ failed turnaround efforts in printing & writing papers. Even more disappointing, the new management teams’ credibility has taken a big hit. For nearly a decade, we’ve argued that Wausau ought to exit all paper operations and focus on its tissue business. For this entire period, Wausau has continued to focus shareholder cash & managerial time on bailing out a sinking ship. In the meantime, the residual value of the paper businesses has continued to erode.

- Mark Wilde, Deutsche Bank, October 2, 2012

Only after several public letters from Starboard, and while facing a proxy contest last year, did the Company finally begin to take shareholder friendly actions, which resulted in the Company selling its money-losing Print & Color business and non-core timberland assets.  Similarly, despite continued dismal performance, Wausau did nothing to address the serious issues with its money-losing Technical Paper business until it faced the immediate threat of public action by us.  In fact, as recently as October 30, 2012, on Wausau’s Third Quarter 2012 earnings call, CEO Hank Newell stated that “There is no change to our strategic intent, financial objectives or timelines.”  To us, the above statement is clearly in conflict with the statements made in the Company’s January 11, 2013 after market press release, shown below:

“Wausau Paper (WPP) today announced that it commenced a process last year to identify strategic alternatives for its Paper Segment that will position the Company to focus its management efforts on continuing the growth of its highly successful tissue business.”

Even if a full strategic review process demonstrates that selling the Technical Paper business and remaining a pure-play public Tissue business is the best way to maximize value for shareholders, we believe there is still substantial need for new representation on the Board.  As a pure-play Tissue business with operations primarily in Kentucky and Ohio, Wausau will need to reduce the duplicative overhead associated with its conglomerate structure and move its headquarters to a location that makes sense for the pro forma business.  We seriously question whether this Board has the willingness to take those steps and restructure the management team to become a pure-play Tissue business when not under the immediate pressure of another proxy contest.  Further, the Tissue business, while highly profitable and valuable, has a complex road ahead of it as it starts up its new tissue machine and attempts to double its EBITDA to $150 million over five years by redesigning its products, expanding into new markets and reducing costs.  With the exception of the two directors added last year as part of our Settlement Agreement, Wausau’s directors (outside of its Chairman and CEO) collectively have no experience in the tissue industry.  Therefore, we believe it is imperative that the Board add individuals with substantial industry expertise, in order to help see the Company through this transition and ensure that the Company can execute on the opportunities ahead.

Commencing a Sales Process for the Paper Business Represents a Step in the Right Direction, but More Can and Should Be Done to Create Value for Shareholders

We believe the Board should evaluate any and all opportunities to maximize value for the benefit of all shareholders, including; (a) a sale of the non-core, money-losing Technical Paper business, (b) a subsequent sale of the Tissue business, or (c) a sale of the entire Company.  While we believe the Tissue business would be an excellent pure-play public company, we also believe it would be highly attractive to both strategic and private equity buyers.  In order for the Board to fully and fairly evaluate the value created through a sale of the Technical Paper business, it must consider all alternatives with an open mind, so that it can compare the value realized by selling the entire Company with the potential risk-adjusted value of selling the Technical Paper business and keeping the Tissue business as a standalone public company.

We Believe that Wausau Should Considerably Reduce its Overhead Costs

Currently, Wausau is operated as a conglomerate with significant duplicative overhead costs.  Assuming a sale of the Technical Paper business occurs, we would expect the company to reduce corporate expenses to a level more appropriate for a standalone Tissue business.  With the pro forma Company’s business in Kentucky and Ohio, it would be highly inefficient for the Company to maintain its headquarters in Wisconsin.  Additionally, there is no need for the Company to have a separate layer of executive management overseeing the business – as a pure-play Tissue business there should be one management team operating the business.  A streamlined structure will not only reduce costs, but will allow the Company’s top management to focus squarely on the task of growing revenue and profitability in the Tissue business.  The risks associated with the Company’s CEO remaining hundreds of miles from the Company’s core operations during such a critical period for the Company should be unacceptable to the Board as stewards of shareholder capital.  We understand these are not easy decisions, but the Board’s fiduciary duties are first and foremost to its shareholders.  Our Nominees are committed to making the tough decisions that they believe best represent the interests of the Company’s shareholders.

WE ARE CONCERNED WITH WAUSAU’S POOR CORPORATE GOVERNANCE PRACTICES

We Seriously Question Wausau’s Rationale and Need for Adopting and Extending its Poison Pill Without Shareholder Approval

We are greatly concerned that the Company has adopted and maintained its Poison Pill for more than 14 years, yet has never submitted the Poison Pill for approval by the Company’s shareholders.  Starboard is also concerned that certain features of the Poison Pill do not comply with Institutional Shareholder Services (ISS) best practices.  In its 2013 Proxy Voting Guidelines, ISS states that poison pills should contain, among other things, (i) no lower than a 20% trigger and (ii) a term of no more than three years.  The Company’s Poison Pill has a 15% trigger and, effectively, a twenty-year term when taking into account the Board’s unilateral adoption of an amendment in October 2008 to extend the Poison Pill for an additional ten years.

Starboard also seriously questions the Company’s rationale and need for adopting and extending its Poison Pill since there are certain anti-takeover provisions under both Wisconsin law and the Company’s articles of incorporation that adequately guard against any potential abusive tactics by third parties to gain control of the Company.  Under its articles of incorporation, the Company is prohibited from entering into a “business combination” transaction with any person who acquires 10% of the Company’s voting stock at any time unless certain “fair price” requirements are met or, in the alternative either (a) two-thirds of the shares entitled to vote that are not held by the interested shareholder are voted for the transaction, or (b) the Board has approved the transaction.  Similarly, under Wisconsin law, the Company is prohibited from entering into a “business combination” transaction with an interested 10% shareholder for a period of three years from the date such person makes such an acquisition unless the Board has approved the business combination or the acquisition of shares before the date of the acquisition.   Also, under Wisconsin law, the voting power of any shares held by a shareholder who holds in excess of 20% of the shares outstanding is reduced to 10% of the full voting power of the excess shares.  In light of these anti-takeover provisions, Starboard cannot understand the Company’s rationale for maintaining its non-shareholder approved Poison Pill.

We are Concerned with Wausau’s Classified Board Structure and Shareholder Unfriendly Provisions

We strongly believe that directors should be elected annually in order to ensure director accountability.  In our view the annual election of directors enables shareholders to register their views on each director and the Board as a whole at each annual meeting and increases the attractiveness of the Company to new and potentially strategic investors.  We agree with ISS’ assessment that “the only real motive for implementing a [classified board] is to make it more difficult to change control of the board” and that “empirical evidence has suggested that [a classified board] is not in shareholders’ best interests from a financial perspective.”

We are further disappointed by Wausau’s supermajority voting provisions, including a supermajority vote requirement for the approval of business combinations and certain other material transactions, as wells as a supermajority voting threshold for the approval of amendments to the Company’s organizational documents.  Additionally, we note that Wausau shareholders are prohibited from acting by written consent, and the Board is authorized to issue blank check preferred stock.

We seriously question whether the Company’s governance provisions are in the shareholders’ best interests and note that for the past two years ISS has indicated a high level of concern for “shareholder rights” at Wausau.

OUR THREE NOMINEES HAVE THE EXPERIENCE, QUALIFICATIONS AND OBJECTIVITY NECESSARY TO FULLY EXPLORE AVAILABLE OPPORTUNITIES TO UNLOCK VALUE FOR SHAREHOLDERS

As Wausau’s largest shareholder, we have heightened concerns that the Board lacks the objectivity necessary to act in the best interest of shareholders.  We have identified several highly qualified, independent directors with experience in the tissue and paper industries who we believe will bring a fresh perspective into the boardroom and would be extremely helpful in evaluating and executing on initiatives to unlock value at the Company.  Further, we believe Wausau’s continued underperformance and management’s lack of discipline in capital allocation warrant the addition of a direct shareholder representative on the Board to ensure that all decisions are made with the best interests of all shareholders as the primary objective.

We believe that the Board must be significantly reconfigured and view any attempt to decrease the size of the current Board or the number of directors up for election at the Annual Meeting as an improper manipulation of Wausau’s corporate machinery.

John S. Kvocka is the former CFO of Finch Paper LLC and former VP of Business Development for SCA Tissue North America.  Mr. Kvocka is currently President and Chief Executive Officer of JSK Associates, an entrepreneurial and consulting entity.  Mr. Kvocka is a former Senior Advisor and director of Apex Resource Technologies, Inc., a medical device manufacturing company, Senior Advisor and director of Garnet River LLC, an IT services and business consulting firm, and Vice President and Chief Financial Officer of Finch Paper LLC, a manufacturer and supplier of fine quality uncoated printing and writing papers.  Mr. Kvocka has more than 30 years of experience and successful track record in Senior C-Level Management and Board member roles and has deep expertise in the tissue industry.

George Patrick Murphy is the former VP and Business Leader of the Away From Home Division of Kimberly-Clark Corporation (f/k/a Scott Paper Company) and former CEO of Technical Concepts LLC.  Mr. Murphy is currently a Senior Operating Partner of Hudson Ferry Capital LLC, a private equity firm, and a member of the Executive Team of Advisors of Mason Wells, a private equity company.  Mr. Murphy served on the Board of Directors, including in the role of Executive Chairman, of Atlas Paper Mills LLC.  Mr. Murphy has more than 15 years of experience in senior leadership positions, including with Fortune 100 companies, and as a director of public and private companies in the tissue and other industries.

Jeffrey C. Smith is co-Founder and CEO of Starboard Value, a New York-based investment firm that is the largest shareholders of Wausau.  Mr. Smith has extensive public company board experience.  Currently, he serves on the board of Regis Corp.  Previously, he was the Chairman of the Board of Phoenix Technologies Ltd., and a director of Zoran Corporation, Actel Corporation, S1 Corporation, Kensey Nash Corp. and SurModics Inc.  Mr. Smith also served as a member of the Management Committee for Register.com.  In addition to extensive public board experience, Mr. Smith has significant experience evaluating companies from a financial, operational, and strategic perspective to identify inefficiencies and the resulting opportunities for value creation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board, which is currently divided into three classes.  The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of shareholders.  We believe that the terms of three directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s three director nominees for terms ending in 2016.  Your vote to elect such Nominees will have the legal effect of replacing the three incumbent directors with the Nominees.  If elected, such Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance shareholder value.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth above in the section entitled “Reasons for the Solicitation.”  This information has been furnished to us by the Nominees.  The Nominees are citizens of the United States of America.

John S. Kvocka, age 66, has been the President and Chief Executive Officer of JSK Associates, an entrepreneurial and consulting entity that included, at various times active, passive, and part-time ventures, since May 1999. He has been the Senior Advisor to Apex Resource Technologies, Inc. (“Apex”), a medical device manufacturing company, since August 2012, and has served on the Board of Directors of Apex since November 2012.  Mr. Kvocka also serves as Senior Advisor to Garnet River LLC, an IT services and business consulting firm, a position he has held since September 2011.  Prior to that, Mr. Kvocka served as Vice President and Chief Financial Officer of Finch Paper LLC, a manufacturer and supplier of fine quality uncoated printing and writing papers, where he assisted the company in establishing itself as a world class organization and strong competitor in the paper industry, from February 2009 until his retirement in September 2011.  Previously, he was the Vice President Business Development of SCA Tissue North America (“SCA”), a global Swedish paper and packaging company, from March 2001 until November 2004.  Prior to SCA’s acquisition of Encore Paper Company (“Encore Paper”) in March 2001, Mr. Kvocka was Executive Vice President, General Manager and Chief Financial Officer of Encore Paper from October 1999 until the acquisition date.  Prior to Encore Paper/SCA, Mr. Kvocka served as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of Garden Way Inc., from February 1997 until April 1999 and as Vice President and Chief Financial Officer of Ahlstrom Machinery, a global Finnish paper company, from August 1993 until February 1997.  He also served on the Board of Directors of various domestic and international companies, including Ahlstrom Capital, a private investment company that focuses on active direct equity investments primarily in industrial companies, from April 1994 until February 1997, Ahlstrom Finance Ireland, from January 1994 until February 1997, Ahlstrom Kamyr Engineering, from September 1993 until March 1996, Queensbury Hotel, from January 1994 until March 1996 and Kamtech Construction, from January 1994 until March 1995.  Mr. Kvocka currently serves on the Board of Trustees of the GF Hospital Foundation and the Industrial Development Agency and previously served on the Boards of the Economic Development Corporation of Warren County, the ARCC and the YMCA.  Mr. Kvocka earned his Bachelor of Science degree in Accounting and Master of Business Administration from St. John’s University.  Additionally, he is a Certified Franchise Consultant and a Senior Counselor for SCORE (LOA), a nationally recognized not for profit organization that assists small businesses.  Mr. Kvocka’s principal business address is 16 Honey Hollow Road, Queensbury, NY 12804.

George Patrick Murphy, age 60, has been the Senior Operating Partner of Hudson Ferry Capital LLC, a private equity firm, since January 2007 and has served as a member of the Executive Team of Advisors of Mason Wells, a private equity company, since December 2005.  Previously, he served on the Board of Directors of Converting, Inc., a manufacturer of high quality, disposable food service products and one of Mason Wells’ portfolio companies, from January 2009 until April 2010 when the company was sold.  Mr. Murphy also served as a Strategic and Operational Advisor and a member of the Board of Directors of Advanced Modern Technologies Corporation, a leading designer and manufacturer of innovative, high quality washroom automation systems, accessories, and water saving devices, from May 2008 to January 2011.  In November 2007, pursuant to a request by the new ownership of Atlas Paper Mills LLC, Palm Beach Capital LLC, Mr. Murphy joined the Board of Directors and assumed the role of Executive Chairman in March 2008.  He served in those capacities until his resignation in September 2009 after successfully leading the search and selection of a new Chief Executive Officer.  Prior to that, Mr. Murphy was the President and later Chief Executive Officer of Technical Concepts LLC (n/k/a Newell-Rubbermaid Inc.)(“TC”), an international manufacturer and distributor of automated fixtures and dispensing systems, from April 1997 until his resignation in April 2005.  He thereafter served as a Consultant to TC until April 2006.  While at TC, Mr. Murphy assisted in quadrupling the company’s equity value and helped transform TC from a $35 million company into a $150 million industry leader.  Prior to TC, Mr. Murphy was the Asia Regional Vice President and Business Leader of the Away From Home Division of Kimberly-Clark Corporation (f/k/a Scott Paper Company), a Fortune 100 company, from 1995 until 1996, when he was asked by the President of the Away From Home Division to lead the Sales, Channel Development and Marketplace Integration efforts in North America, a position he held until 1997.  Prior to that, Mr. Murphy served as Vice President Sales and Channel Development USA of Scott Paper Company’s Away From Home Division, from 1991 until 1994.  Mr. Murphy currently serves as Vice Chairman of the Board of Directors of The Spitzer Center for Ethical Leadership, a position he has held since January 2006.  He is also currently engaged in the pioneering effort to found, lead and direct the recently approved Center for Ethical Leadership and Well-Being, Richardson School of Law, University of Hawaii.  Mr. Murphy earned his Bachelor of Science degree and Master of Public Administration from the University of Southern California.  He also completed Executive Development Programs at the Darden School of Business of the University of Virginia and is currently enrolled in the Doctoral Program Leadership Studies, PhD Program, Gonzaga University.  Mr. Murphy’s principal business address is 3562 Oak Wood Drive, Park City, Utah 84060.

Jeffrey C. Smith, age 40, is a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value.  Prior to founding Starboard Value, Mr. Smith was a Partner Managing Director of Ramius LLC, a subsidiary of Cowen Group, Inc. (“Cowen”), and the Chief Investment Officer of Ramius Value and Opportunity Master Fund Ltd.  Mr. Smith was also a member of Cowen’s Operating Committee and Cowen’s Investment Committee.  Prior to joining Ramius LLC in January 1998, he served as Vice President of Strategic Development for The Fresh Juice Company, Inc. (“The Fresh Juice Company”). While at The Fresh Juice Company, Mr. Smith helped orchestrate three acquisitions quadrupling sales and doubling market value. He later initiated and completed the sale of The Fresh Juice Company to The Saratoga Beverage Group, Inc.  Since October 2011, Mr. Smith has served as a member of the Board of Directors of Regis Corporation, a global leader in beauty salons, hair restoration centers and cosmetology education.  In connection with Regis’ 50% ownership in Empire Education Group, a private company that is one of the largest providers of beauty and cosmetology education in North America, Mr. Smith serves as a member of the Board of Directors.  Previously, Mr. Smith served on the Board of Directors of SurModics, Inc. (NASDAQ: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, from January 2011 until August 2012 and of Zoran Corporation, a leading provider of digital solutions in the digital entertainment and digital imaging market, from March 2011 until its merger with CSR plc in August 2011.  Mr. Smith was the Chairman of the Board of Phoenix Technologies Ltd., a provider of core systems software products, services and embedded technologies, from November 2009 until the sale of the company to Marlin Equity Partners in November 2010.  He also served as a Director of Actel Corporation, a provider of power management solutions, from March 2009 until its sale to Microsemi Corporation in October 2010.  Mr. Smith is a former member of the Board of Directors of S1 Corporation, Kensey Nash Corp., The Fresh Juice Company, and Jotter Technologies, Inc., an internet infomediary company. Mr. Smith also served as a member of the Management Committee for Register.com, which provides internet domain name registration services.  He began his career in the Mergers and Acquisitions department at Société Générale.   Mr. Smith’s principal business address is c/o Starboard Value LP, 830 Third Avenue, 3rd Floor, New York, New York 10022.

As of the date hereof, Mr. Kvocka directly owned 775 shares of Common Stock.  As of the date hereof, Mr. Murphy directly owned 2,760 shares of Common Stock.  As a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, Mr. Smith is deemed to beneficially own the 7,300,000 shares of Common Stock owned in the aggregate by Starboard.  Each of the Nominees may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly may be deemed to beneficially own the shares of Common Stock owned directly by the other members of the Group.  Each of the Nominees specifically disclaims beneficial ownership of such shares of Common Stock that he does not directly own.  For information regarding purchases and sales during the past two years by the Nominees and by the members of the Group of securities of the Company that may be deemed to be beneficially owned by the Nominees, see Schedule I.

Starboard V&O Fund and certain of its affiliates have signed letter agreements, pursuant to which they agreed to indemnify each of Messrs. Kvocka and Murphy against claims arising from the solicitation of proxies from the Company shareholders in connection with the Annual Meeting and any related transactions.

Starboard V&O Fund has signed compensation letter agreements with each of Messrs. Kvocka and Murphy, pursuant to which Starboard V&O Fund has agreed to pay each of Messrs. Kvocka and Murphy: (i) $10,000 in cash as a result of the submission by Starboard V&O Fund of its nomination of each of Messrs. Kvocka and Murphy to the Company and (ii) $10,000 in cash upon the filing of a definitive proxy statement with the SEC by Starboard V&O Fund relating to the solicitation of proxies in favor of each of Messrs. Kvocka and Murphy’s election as a director at the Annual Meeting.  Pursuant to the compensation letter agreements, each of Messrs. Kvocka and Murphy has agreed to use the after-tax proceeds from such compensation to acquire securities of the Company (the “Nominee Shares”) at such time that each of Messrs. Kvocka and Murphy shall determine, but in any event no later than 14 days after receipt of such compensation.  If elected or appointed to serve as a director of the Board, each of Messrs. Kvocka and Murphy has agreed not to sell, transfer or otherwise dispose of any Nominee Shares within two years of his election or appointment as a director; provided, however, that in the event that the Company enters into a business combination with a third party, each of Messrs. Kvocka and Murphy may sell, transfer or exchange the Nominee Shares in accordance with the terms of such business combination.

On January 11, 2013, Starboard V&O Fund, Starboard LLC, Starboard Value LP, Starboard Value GP, Principal Co, Principal GP, Mark R. Mitchell, Peter A. Feld and the Nominees (collectively the “Group”) entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company to the extent required by applicable law, (b) the Group agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by Starboard V&O Fund, to the Board at the Annual Meeting (the “Solicitation”), and (c) Starboard V&O Fund and Starboard LLC agreed to bear all expenses incurred in connection with the Group’s activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

Other than as stated herein, there are no arrangements or understandings between members of Starboard and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Each Nominee presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NYSE listing standards applicable to board composition, including Rule 5605(a)(2) and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Starboard that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL NO. 2

APPROVAL OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking shareholders to indicate their support for the compensation of the Company’s named executive officers.  This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement.  Accordingly, the Company is asking shareholders to vote for the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table, and the other related tables and disclosure.”

According to the Company’s proxy statement, the say-on-pay vote is advisory only and not binding on the Company, the Compensation Committee of the Board or the Board.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES [“FOR”/ “AGAINST”] THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE 2013 FISCAL YEAR

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has preliminarily selected Deloitte & Touche LLP to serve as the Company’s independent auditor for the 2013 fiscal year and is proposing that shareholders ratify such appointment.  The Company is submitting the appointment of Deloitte & Touche LLP for ratification of the shareholders at the Annual Meeting.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE 2013 FISCAL YEAR AND INTEND TO VOTE OUR SHARES [“FOR”] THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, Starboard believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, [FOR/AGAINST] the approval of the Say-on-Pay Proposal, [FOR] the ratification of Deloitte & Touche LLP as the Company’s independent auditor for the 2013 fiscal year, as described herein.

You are being asked to elect the Nominees.  According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate three candidates for election as Class II directors at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect only our Nominees.  Accordingly, the enclosed WHITE proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees.  The participants in this solicitation intend to vote all of their Shares in favor of the Nominees.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Annual Meeting, the presence, in person or by proxy, of the holders of at least __________ shares of Common Stock, which represents a majority of the ________ shares of Common Stock outstanding as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the shareholders.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under current NYSE rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on the proposals relating to the election of directors and the advisory vote on executive compensation, but will have discretionary authority to vote your shares on the proposal regarding the ratification of the Company’s independent auditor.

If you are a shareholder of record, you must deliver your vote by mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on any of the matters to be presented at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will not count for purposes of attaining a quorum.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ According to the Company’s proxy statement, the three nominees for director receiving the highest vote totals will be elected as directors of the Company.  With respect to the election of directors, neither an abstention nor a broker non-vote will count as a vote cast “for” or “against” a director nominee.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Other Proposals ─ Shareholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on each of the other proposals. Neither an abstention nor a broker non-vote will count as voting with respect to the proposal. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the proposal. If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Starboard’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Starboard in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 100 Paper Place, Mosinee, Wisconsin  54455 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Starboard in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, Okapi Partners may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Starboard.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Starboard V&O Fund has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $_________, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Starboard V&O Fund has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Starboard V&O Fund will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners will employ approximately ____ persons to solicit shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Starboard. Costs of this solicitation of proxies are currently estimated to be approximately $___________.  Starboard estimates that through the date hereof its expenses in connection with this solicitation are approximately $___________.  Starboard intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation.  Starboard does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of Starboard are participants in this solicitation.  The principal business of Starboard V&O Fund, a Cayman Islands exempted company, is serving as a private investment fund.  Starboard V&O Fund has been formed for the purpose of making equity investments and, on occasion, taking an active role in the management of portfolio companies in order to enhance shareholder value.  Starboard LLC, a Delaware limited liability company, has been formed for the purpose of investing in securities and engaging in all related activities and transactions. Starboard Value LP provides investment advisory and management services and acts as the investment manager of Starboard V&O Fund and of certain managed accounts (the “Starboard Value LP Account”) and is the manager of Starboard LLC.  The principal business of Starboard Value GP is providing a full range of investment advisory, pension advisory and management services and serving as the general partner of Starboard Value LP.  The principal business of Principal Co is providing investment advisory and management services.  Principal Co is a member of Starboard Value GP.  Principal GP serves as the general partner of Principal Co.  Messrs. Smith, Feld and Mitchell serve as members of Principal GP and the members of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP.

The address of the principal office of each of Starboard LLC, Starboard Value LP, Starboard Value GP, Principal Co, Principal GP, and Messrs. Smith, Feld and Mitchell is 830 Third Avenue, 3rd Floor, New York, New York 10022.  The address of the principal office of Starboard V&O Fund is 89 Nexus Way, Camana Bay, PO Box 31106, Grand Cayman KY1-1205, Cayman Islands.

As of the date hereof, Starboard V&O Fund owned directly 4,713,392 shares of Common Stock.  As of the date hereof, Starboard LLC owned directly 1,154,496 shares of Common Stock.  As of the date hereof, Starboard Value LP beneficially owned 7,300,000 shares of Common Stock (consisting of shares of Common Stock beneficially owned by Starboard V&O Fund and Starboard LLC and 1,432,112 shares of Common Stock held in the Starboard Value LP Account.  Starboard Value GP, as the general partner of Starboard Value LP, may be deemed to beneficially own the 7,300,000 shares of Common Stock beneficially owned by Starboard Value LP.  Principal Co, as a member of Starboard Value GP, may be deemed to beneficially own the 7,300,000 shares of Common Stock beneficially owned by Starboard Value GP.  Principal GP, as the general partner of Principal Co, may be deemed to beneficially own the 7,300,000 shares of Common Stock beneficially owned by Principal Co.  Each of Messrs. Smith, Feld and Mitchell, as a member of Principal GP and as a member of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed to beneficially own the 7,300,000 shares of Common Stock beneficially owned by Principal GP.

Each participant in this solicitation, as a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 7,303,535 shares of Common Stock owned in the aggregate by all of the participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by each of Starboard V&O Fund, Starboard LLC and through the Starboard Value LP Account were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Starboard is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Starboard is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2014 Annual Meeting must, in order to be included in the Company’s proxy statement and the form of proxy for the Annual Meeting, be mailed by certified mail return receipt requested to the Company’s Corporate Secretary at Wausau Paper Corp., 100 Paper Place, Mosinee, Wisconsin 54455 and must be received by the Company’s Corporate Secretary on or before ____________ __, 2013.

Under the Bylaws, any shareholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2014 Annual Meeting, must give written notice of that proposal to the Company’s Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, to be presented at the 2014 Annual Meeting, such a proposal must be received by the Company on or after _________ ___, 2014 but no later than _________ ___, 2014. If the date of the 2014 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the Annual Meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the meeting is made less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2014 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by Starboard that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

__________, 2013

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

50,000	05/04/2011
19,087	05/05/2011
5,953	05/06/2011
5,634	05/06/2011
3,881	05/09/2011
15,525	05/10/2011
25,040	05/13/2011
3,631	05/17/2011
25,040	05/17/2011
39,733	05/18/2011
12,499	05/19/2011
19,258	05/20/2011
12,520	05/23/2011
25,040	05/23/2011
12,520	05/24/2011
25,040	05/31/2011
25,320	06/01/2011
36,904	06/02/2011
26,396	06/03/2011
12,660	06/06/2011
24,861	06/06/2011
31,650	06/06/2011
89,079	06/06/2011
47,475	06/07/2011
14,448	06/07/2011
15,825	06/08/2011
31,650	06/08/2011
15,825	06/08/2011
12,787	06/08/2011
53,805	06/09/2011
18,990	06/10/2011
13,340	06/10/2011
16,395	06/13/2011
15,900	06/15/2011
7,900	06/16/2011
7,849	06/17/2011
56,970	06/17/2011
696	06/20/2011
85,455	06/21/2011

14,011	06/21/2011
79,125	06/22/2011
1,365	06/22/2011
47,475	06/23/2011
12,303	06/23/2011
79,125	06/24/2011
3,860	06/24/2011
63,300	06/27/2011
8,925	06/27/2011
31,650	06/28/2011
1,709	06/28/2011
15,825	06/29/2011
15,875	07/01/2011
31,750	07/05/2011
28,575	07/06/2011
22,225	07/07/2011
79,375	07/07/2011
23,034	07/07/2011
15,875	07/11/2011
63,500	07/18/2011
31,750	07/18/2011
31,750	07/18/2011
31,750	07/19/2011
15,875	07/19/2011
31,750	07/20/2011
15,875	07/20/2011
15,875	07/21/2011
15,875	07/22/2011
47,625	07/25/2011
15,875	07/26/2011
15,875	07/26/2011
95,250	07/26/2011
40,000	08/04/2011
56,500	08/04/2011
33,500	08/05/2011
24,189	08/05/2011
52,900	08/08/2011
52,528	09/01/2011
16,750	09/02/2011
21,756	09/02/2011
25,000	09/02/2011
35,000	09/06/2011
300	09/08/2011
29,700	09/09/2011
2,900	09/09/2011
17,100	09/12/2011
25,000	09/28/2011
74,289	09/29/2011
60,711	09/30/2011

273,533	01/09/2012
4,787	01/09/2012
88,898	01/11/2012
8,958	01/25/2012
6,975	01/26/2012
3,077	01/26/2012
4,855	01/27/2012
9,764	01/30/2012
7,537	01/31/2012
(301)	02/15/2012
(3,309)	02/16/2012
(62)	02/21/2012
(27,268)	02/23/2012
(7,640)	02/24/2012
(9,276)	02/27/2012
(2,785)	02/28/2012
(2,042)	02/29/2012
(6,275)	03/26/2012
(2,923)	03/27/2012
4,896	04/11/2012
15,350	04/13/2012
22,227	04/16/2012
13,862	04/18/2012
29,795	04/19/2012
37,587	06/05/2012
18,795	06/13/2012
(24,615)	06/26/2012
(59,976)	06/27/2012
(18,641)	06/28/2012
(15,586)	06/28/2012
(52,631)	06/29/2012
(41,956)	07/02/2012
(28,055)	07/03/2012
(23,505)	07/05/2012
(37,406)	07/06/2012
(12,469)	07/09/2012
(12,469)	07/10/2012
(6,234)	07/11/2012
(15,586)	07/12/2012
287	07/23/2012
15,663	07/24/2012
15,950	07/25/2012
15,950	07/26/2012
31,900	07/31/2012
47,925	08/01/2012
63,900	08/02/2012
38,340	08/03/2012
31,950	08/06/2012
31,950	08/07/2012

24,167	08/08/2012
25,036	08/09/2012
14,697	08/10/2012
15,975	08/13/2012
14,795	08/14/2012
17,155	08/15/2012
369,322	08/16/2012
221,414	08/16/2012
37,000	08/17/2012
18,540	09/04/2012
42,768	09/05/2012
74,764	09/21/2012
193,384	09/21/2012
61,721	09/24/2012
125,715	09/24/2012
9,998	10/03/2012
20,806	10/03/2012
19,220	10/03/2012
19,120	10/04/2012
36,830	10/04/2012
1,325	10/05/2012
68,573	10/05/2012
170,890	10/11/2012
11,049	10/12/2012
2,210	10/12/2012
9,290	10/24/2012
11,376	10/25/2012
12,743	10/26/2012
3,792	10/31/2012
28,503	10/31/2012
15,177	11/01/2012
22,225	11/07/2012
9,525	11/08/2012
15,875	11/09/2012

STARBOARD VALUE AND OPPORTUNITY S LLC

11,404	05/05/2011
3,556	05/06/2011
3,366	05/06/2011
2,319	05/09/2011
9,275	05/10/2011
15,000	05/11/2011
15,000	05/12/2011
14,960	05/13/2011
2,169	05/17/2011
14,960	05/17/2011
23,738	05/18/2011
7,467	05/19/2011

11,505	05/20/2011
7,480	05/23/2011
14,960	05/23/2011
7,480	05/24/2011
14,960	05/31/2011
14,680	06/01/2011
21,396	06/02/2011
15,304	06/03/2011
7,340	06/06/2011
14,414	06/06/2011
18,350	06/06/2011
51,646	06/06/2011
27,525	06/07/2011
8,377	06/07/2011
9,175	06/08/2011
18,350	06/08/2011
9,175	06/08/2011
7,414	06/08/2011
31,195	06/09/2011
11,010	06/10/2011
7,734	06/10/2011
9,505	06/13/2011
9,219	06/15/2011
4,581	06/16/2011
4,551	06/17/2011
33,030	06/17/2011
404	06/20/2011
49,545	06/21/2011
8,124	06/21/2011
45,875	06/22/2011
792	06/22/2011
27,525	06/23/2011
7,133	06/23/2011
45,875	06/24/2011
2,238	06/24/2011
36,700	06/27/2011
5,175	06/27/2011
18,350	06/28/2011
991	06/28/2011
9,175	06/29/2011
9,125	07/01/2011
18,250	07/05/2011
16,425	07/06/2011
12,775	07/07/2011
45,625	07/07/2011
13,240	07/07/2011
9,125	07/11/2011
36,500	07/18/2011
18,250	07/18/2011

18,250	07/18/2011
18,250	07/19/2011
9,125	07/19/2011
18,250	07/20/2011
9,125	07/20/2011
9,125	07/21/2011
9,125	07/22/2011
27,375	07/25/2011
9,125	07/26/2011
9,125	07/26/2011
54,750	07/26/2011
12,911	08/05/2011
8,250	09/02/2011
10,716	09/02/2011
(120)	02/15/2012
(1,320)	02/16/2012
(25)	02/21/2012
(10,880)	02/23/2012
(3,048)	02/24/2012
(3,701)	02/27/2012
(1,111)	02/28/2012
(815)	02/29/2012
(2,504)	03/26/2012
(1,166)	03/27/2012
(9,358)	06/26/2012
(22,802)	06/27/2012
(4,172)	06/28/2012
(3,488)	06/28/2012
(20,107)	06/29/2012
(16,029)	07/02/2012
(10,785)	07/03/2012
(8,980)	07/05/2012
(14,290)	07/06/2012
(4,763)	07/09/2012
(4,763)	07/10/2012
(2,382)	07/11/2012
(5,954)	07/12/2012
64	07/23/2012
3,511	07/24/2012
3,575	07/25/2012
3,575	07/26/2012
7,150	07/31/2012
10,575	08/01/2012
14,100	08/02/2012
8,460	08/03/2012
7,050	08/06/2012
7,050	08/07/2012
5,333	08/08/2012
5,524	08/09/2012

3,243	08/10/2012
3,525	08/13/2012
3,264	08/14/2012
3,786	08/15/2012
3,600	08/16/2012
2,400	08/16/2012
2,246	10/03/2012
4,675	10/03/2012
4,318	10/03/2012
2,088	10/24/2012
2,556	10/25/2012
852	10/31/2012
6,404	10/31/2012
3,346	11/01/2012
4,900	11/07/2012
2,100	11/08/2012
3,500	11/09/2012

STARBOARD VALUE LP (Through the Starboard Value LP Account)

75,000	12/01/2011
6,236	12/02/2011
22,097	12/05/2011
14,939	12/06/2011
11,000	12/07/2011
94,240	12/08/2011
31,488	12/09/2011
88,872	12/12/2011
50,000	12/13/2011
56,128	12/13/2011
126,467	01/09/2012
2,213	01/09/2012
41,102	01/11/2012
4,142	01/25/2012
3,225	01/26/2012
1,423	01/26/2012
2,245	01/27/2012
4,515	01/30/2012
3,484	01/31/2012
(65)	02/15/2012
(718)	02/16/2012
(13)	02/21/2012
(5,919)	02/23/2012
(1,658)	02/24/2012
(2,013)	02/27/2012
(604)	02/28/2012
(443)	02/29/2012
(1,362)	03/26/2012
(634)	03/27/2012

1,877	04/11/2012
5,677	04/13/2012
8,473	04/16/2012
5,284	04/18/2012
11,359	04/19/2012
12,413	06/05/2012
6,205	06/13/2012
(5,508)	06/26/2012
(13,422)	06/27/2012
(7,087)	06/28/2012
(5,926)	06/28/2012
(11,681)	06/29/2012
(9,312)	07/02/2012
(6,160)	07/03/2012
(5,218)	07/05/2012
(8,304)	07/06/2012
(2,768)	07/09/2012
(2,768)	07/10/2012
(1,384)	07/11/2012
(3,460)	07/12/2012
99	07/23/2012
5,376	07/24/2012
5,475	07/25/2012
5,475	07/26/2012
10,950	07/31/2012
16,500	08/01/2012
22,000	08/02/2012
13,200	08/03/2012
11,000	08/06/2012
11,000	08/07/2012
8,320	08/08/2012
8,620	08/09/2012
5,060	08/10/2012
5,500	08/13/2012
5,094	08/14/2012
5,906	08/15/2012
127,078	08/16/2012
76,186	08/16/2012
13,000	08/17/2012
6,460	09/04/2012
14,905	09/05/2012
26,051	09/21/2012
67,382	09/21/2012
21,506	09/24/2012
43,804	09/24/2012
108,100	09/25/2012
19,900	09/25/2012
3,575	10/03/2012
7,440	10/03/2012

6,873	10/03/2012
6,837	10/04/2012
13,170	10/04/2012
474	10/05/2012
24,520	10/05/2012
61,110	10/11/2012
3,951	10/12/2012
790	10/12/2012
3,322	10/24/2012
4,068	10/25/2012
4,557	10/26/2012
1,356	10/31/2012
10,193	10/31/2012
5,377	11/01/2012
7,875	11/07/2012
3,375	11/08/2012
5,625	11/09/2012

JOHN S. KVOCKA

775	1/15/2013

GEORGE PATRICK MURPHY

2,760	1/14/2013

SCHEDULE II

II-1

IMPORTANT

Tell your Board what you think! Your vote is important.  No matter how many shares of Common Stock you own, please give Starboard your proxy FOR the election of the Nominees by taking three steps:

●	SIGNING the enclosed WHITE proxy card,

●	DATING the enclosed WHITE proxy card, and

●	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

OKAPI PARTNERS LLC 437 Madison Avenue, 28th Floor New York, N.Y. 10022 (212) 297-0720 Shareholders Call Toll-Free at: 877-869-0171 E-mail: info@okapipartners.com

WHITE PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED FEBRUARY 11, 2013

WAUSAU PAPER CORP.

2013 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

THE BOARD OF DIRECTORS OF WAUSAU PAPER CORP.
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints Jeffrey C. Smith and Peter A. Feld, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Wausau Paper Corp. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2013 Annual Meeting of Shareholders of the Company scheduled to be held at ___ ________, ________, _________ _______ on _______, _______, 2013 at __:__ _.m., local time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Starboard Value and Opportunity Master Fund Ltd (“Starboard”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, [“FOR”/“AGAINST”] PROPOSAL 2 AND [“FOR”/“AGAINST”] PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with Starboard’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

[X] Please mark vote as in this example

STARBOARD STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.  [STARBOARD MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3].

1. Starboard’s proposal to elect John S. Kvocka, George Patrick Murphy and Jeffrey C. Smith as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	John S. Kvocka George Patrick Murphy Jeffrey C. Smith	[ ]	[ ]	[ ] ________________ ________________ ________________

Starboard does not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the Shares represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.  In addition, Starboard has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, Shares represented by this proxy card will be voted for such substitute nominee(s).

WHITE PROXY CARD

2. Company’s proposal regarding advisory vote to approve executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.  Company’s proposal to ratify the preliminary appointment of Deloitte & Touche LLP as independent auditor for the 2013 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.